SUBSCRIPTION AGREEMENT

July 16, 2025

To: Old Market Capital Corporation

1601 Dodge St., Suite 3350

Omaha, Nebraska, 68102

This Subscription Agreement (this “Agreement”) is entered into by and between Amplex Holdings Inc., a Delaware corporation (the “Corporation”), and Old Market Capital Corporation, a Delaware corporation (the “Subscriber”) who is subscribing hereby to purchase 4,120 shares of the Company’s Common Stock, par value $0.0001 per share (the “Shares”). The purchase price per Share is ($1,092.26).

1. Subscription.

1.1 The Subscriber hereby subscribes for and agrees to purchase the Shares for the aggregate sum of Four Million Five Hundred Thousand Dollars ($4,500,000) (the “Purchase Price”).

1.2 Upon receipt by the Corporation of the requisite payment for the Shares, the certificate for the Shares will be issued in the name of the Subscriber, and the name of the Subscriber will be registered on the share transfer books of the Corporation as the record owner of such Shares. The Corporation will deliver to the Subscriber the certificate representing the Shares purchased.

2. Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to Subscriber as follows:

a.
The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
b.
The Corporation has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. The Corporation has obtained all necessary corporate approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Corporation and (assuming due execution and delivery by Subscriber) constitutes the Corporation's legal, valid and binding obligation, enforceable against the Corporation in accordance with its terms.
c.
The Shares have been duly authorized and will be validly issued, fully paid and non-assessable, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind ("Encumbrances") , except for Encumbrances arising under that certain Stockholders Agreement between the Corporation, the Subscriber, and Mark R. Radabaugh dated June 15, 2024 (the “Stockholders Agreements”) or Encumbrances arising under applicable state and federal securities laws. Upon consummation of the transactions contemplated by this Agreement, Subscriber shall own the Shares, free and clear of all Encumbrances, except for Encumbrances arising under the Stockholders Agreement or Encumbrances arising under applicable state and federal securities laws.

d.
The execution, delivery and performance by the Corporation of this Agreement does not conflict with, violate or result in the breach of, or create any Encumbrance on the Shares pursuant to, any agreement, instrument, order, judgment, decree, law or governmental regulation to which the Corporation is a party or is subject or by which the Shares are bound.
e.
No governmental, administrative or other third-party consents or approvals are required by or with respect to the Corporation in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
f.
There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of the Corporation, threatened against or by the Corporation that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.
g.
No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Corporation.

3. Representation and Warranties of Subscriber.

h.
Subscriber is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
i.
Subscriber has all requisite power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Subscriber of this Agreement, the performance by Subscriber of its obligations hereunder and the consummation by Subscriber of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Subscriber. This Agreement has been duly executed and delivered by Subscriber and (assuming due execution and delivery by the Corporation) this Agreement constitutes a legal, valid and binding obligation of Subscriber enforceable against Subscriber in accordance with its terms.
j.
Subscriber is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Subscriber acknowledges that the Shares are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.
k.
No governmental, administrative or other third party consents or approvals are required by or with respect to Subscriber in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
l.
There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of Subscriber, threatened against or by Subscriber that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.
m.
No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Subscriber.

4. Miscellaneous.

4.1 Further Assurances. The Subscriber agrees to execute such further instruments and to take such further action as may be reasonably necessary to carry out the intent of this Agreement.

4.3 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth above or in the Corporation’s records, or to such other address as a party may designate by notice hereunder, and shall be either (a) delivered by hand or email, (b) sent by overnight courier, or (c) sent by certified mail, return receipt requested, postage prepaid. All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand or email, at the time of the delivery thereof to the receiving party, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by certified mail, on the fifth (5th) business day following the day such mailing is made.

4.4 Entire Agreement. This Agreement embodies the entire agreement and understanding between the Subscriber and the Corporation with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

4.5 Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

4.6 Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

4.7 Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

4.8 Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

4.9 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of Delaware, without giving effect to the conflict of law principles thereof.

4.10 Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

4.11 Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

4.12 No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

4.13 Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of, any of the terms or provisions hereof.

4.14 Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and PDF copies of signatures to this Agreement (including copies received as attachments to electronic mail) shall be deemed to be originals and may be relied upon with the same force and effect as originals.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of date set forth below.

SUBSCRIBER:

OLD MARKET CAPITAL CORPORATION

By: /s/ Charles Krebs

Name: Charles Krebs

Title: Chief Financial Officer

July 16, 2025

Date

****************************************************************

The foregoing subscription for shares of Common Stock of Amplex Holdings Inc. is hereby accepted.

AMPLEX HOLDINGS INC.

By: /s/ Mark Radabaugh

Name: Mark Radabaugh

Title: Chief Executive Officer